Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the Offering Statement on Form 1-A of B2Digital, Incorporated and the Offering Circular constituting a part thereof, of our reports dated July 6, 2018 and September 8, 2017 on our audits of the balance sheets of B2Digital, Incorporated, as of March 31, 2018 and 2017, and the related statements of operations and stockholders’ equity, and cash flows for the years ended March 31, 2018 and 2017, and the related notes to financial statements.

Richardson, Texas

August 21, 2018